EXHIBIT 10.8
                              EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of November 4, 1998, between DAVID THALHEIM, residing at 6 Trusdale Drive, Old Westbury, New York 11568 ("Executive"), and RESEARCH PARTNERS INTERNATIONAL, INC., a Delaware corporation having its principal office at One State Street Plaza, New York, New York 10004 ("Company").

     WHEREAS, the Company is engaged through its subsidiary corporations (each an "RPI Broker Dealer") primarily in the business of investment banking and securities brokerage; and

     WHEREAS, concurrently herewith the Company is entering into an Agreement and Plan of Merger with Gaines, Berland Inc. ("GBI"), RPII Acquisition Corp. ("Newco"), a wholly-owned subsidiary of the Company, and those persons named on the signature page thereof ("Merger Agreement"), pursuant to which Newco will merge with and into GBI and GBI will become a wholly-owned subsidiary of the Company ("Merger"); and

     WHEREAS, the Company and the Executive desire that the Executive commence employment with the Company after the Merger pursuant to the terms and conditions hereinafter set forth;

     IT IS AGREED:

             1. Employment, Duties and Acceptance.

                  1.1 Employment. The Company hereby employs Executive as its Chief Operating Officer. All of Executive's powers and authority in any capacity shall at all times be subject to the direction and control of the Company's Board of Directors. Executive accepts such employment and agrees to devote substantially all of his business time, energies and attention to the performance of his duties hereunder. In Executive's discretion, up to 50% of the services to be rendered hereunder may be rendered by Executive through Imperial International Group, Inc. ("Imperial"), his wholly-owned consultation firm (in which event a pro rata portion of Executive's salary shall be paid as consulting fees to Imperial). Nothing herein shall be construed as preventing Executive from making and supervising personal investments, provided they will not interfere with the performance of Executive's duties hereunder or violate the provisions of Section 5.4 hereof.




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                  1.2 Duties.  The Board may assign to  Executive  such  general management and executive duties for the Company or any subsidiary of the Company as are consistent with Executive's status as Chief Operating Officer. The Company and Executive acknowledge that Executive's primary functions and duties as Chief Operating Officer shall be to manage and oversee (subject to the employees of the Company who report to the Executive remaining primarily responsible for supervision of their designated divisions and functions) of the day-to-day operations of the Company and its subsidiaries.

                  1.3 Location. Executive shall be based in the New York Metropolitan area, and shall undertake such occasional travel, within or without the United States, as is reasonably necessary in the interests of the Company.

                  1.4 Attendance at Board Meetings. If, during the term hereof, Executive is nominated to serve as a director of the Company but fails to be elected, he shall nonetheless be invited to attend each meeting of the Board of Directors of the Company through the remainder of the term hereof.

         2.       Compensation and Benefits.

                  2.1 Base Salary. The Company shall pay to Executive a salary at the minimum annual rate of $200,000 during the term hereof (i.e., $16,667 per month). Executive's compensation shall be paid in equal, periodic installments in accordance with the Company's normal payroll procedures.

                  2.2 Commissions. Executive shall be entitled to receive, together with the Joint Reps referred to below, an aggregate of 50% of the gross brokerage commissions on customers' stock brokerage accounts with the Company or any RPI Broker Dealer which are serviced by Executive or jointly serviced by Executive and other registered representatives of the Company ("Joint Reps"). Additionally, subject to the last sentence of this Section 2.2, the Company will pay to Executive 0.4% ("Override") of all commissions and sales credits generated from customers of any person who is employed as a retail broker by any RPI Broker Dealer other than Shochet Securities, Inc. (including, but not limited to, sales credits and commissions generated for initial public offerings and private placements) during the term of Executive's employment hereunder. Notwithstanding the foregoing, (i) no Override will be payable on commissions or sales credits generated by any of the GBI Executives or GKN Executives (as each




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term is defined below);  (ii) with respect to any registered  representative who commences employment with an RPI Broker Dealer after the date hereof and prior to the Commencement Date with a "payout" greater than 55%, the Override payable to Executive on commissions generated by such registered representative shall be
reduced  by  10%  for  each  full   percentage   point   that  such   registered
representative's payout is greater than 55%; and (iii) with respect to any registered representative who commences employment with an RPI Broker Dealer after the Commencement Date with a payout greater than 50%, the Override payable to Executive on commissions generated by such registered representative shall be reduced 10% for each full percentage point that such registered representative's payout exceeds 50%. The Overrides will be paid to Executive only if, and to the extent, the Company has, on a consolidated basis, pre-tax income for the fiscal year ending January 31, 2000.

                  2.3 Bonus. Executive shall participate in the "Pool," as defined in the Company's 1996 Incentive Compensation Plan ("Plan"), for the year ending January 31, 2000 ("2000 Pool") in the following manner. After the initial payments to David Nussbaum, Roger Gladstone, Robert Gladstone and Peter Kent (collectively, "GKN Executives") under the terms of their Employment Agreements with the Company (all of which are being executed simultaneously herewith), the balance of the Pool for such fiscal year shall be paid 50% to the GKN Executives, as a group, and 50% to Executive and Joseph Berland, Richard J. Rosenstock, Mark Zeitchick and Vincent Mangone (collectively, "GBI Executives"), as a group. The amount to be paid to each such person shall be determined by the Company's Compensation Committee. The foregoing bonuses shall be payable as soon as practicable after January 31, 2000, as determined under the terms of the Plan. It is understood and agreed that the amount of the 2000 Pool will be calculated after deducting all Overrides and bonuses for Company personnel.

                  2.4 Benefits. Executive shall be entitled to such medical, life, disability and other benefits as are generally afforded to other senior executives of the Company, subject to applicable waiting periods and other conditions.

                  2.5 Vacation. Executive shall be entitled to four weeks of vacation in each calendar year and to a reasonable number of other days off for religious and personal reasons.

                  2.6 Automobile Reimbursement. Executive shall maintain a suitable automobile for business use. The Company shall reimburse Executive for




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the costs of leasing such automobile and for all other costs associated with the use of the vehicle, including insurance costs, repairs and maintenance, up to the maximum deductible amount allowable by law.

                  2.7 Business Expenses. The Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses and approved in accordance with customary procedures.

         3.       Term and Termination.

                  3.1 Initial Term. The term of Executive's employment under this Agreement shall commence ("Commencement Date") on the Effective Time (as such term is defined in the Merger Agreement) and shall continue until the one year anniversary thereof, unless sooner terminated as herein provided. If the Merger is not consummated in accordance with the terms of the Merger Agreement, this Agreement shall be null and void and of no further force or effect.

                  3.2 Termination Due to Death. If Executive dies during the term of this Agreement, Executive's employment under this Agreement shall
thereupon   terminate,   except  that  the  Company   shall  pay  to  the  legal
representative of Executive's estate (i) the base salary, Overrides and commissions due Executive pursuant to Sections 2.1 and 2.2 hereof through the date of Executive's death, (ii) a pro rata allocation of bonus payments under
Section  2.3 during the year of death  through  the date of  Executive's  death,
(iii) all valid expense reimbursements through the date of the termination of this Agreement, (iv) all accrued but unused vacation pay, and (v) all costs associated with terminating the lease for Executive's automobile.

                  3.3 Termination Due to Disability.  The Company,  by notice to
Executive,   may  terminate  Executive's  employment  under  this  Agreement  if
Executive shall fail because of illness or incapacity to render, for six consecutive months, services of the character contemplated by this Agreement. Notwithstanding such termination, the Company shall pay to Executive (i) the base salary, Overrides and commissions due Executive pursuant to Sections 2.1 and 2.2 hereof through the date of such notice, less any amount Executive receives for such period from any Company-sponsored or Company-paid source of



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insurance,  disability  compensation  or  government  program,  (ii) a pro  rata allocation of bonus payments under Section 2.3 during the year in which the disability commenced through the date of such notice, (iii) all valid expense reimbursements through the date of the termination of this Agreement, (iv) all accrued but unused vacation pay, and (v) all costs associated with terminating the lease for Executive's automobile.

                  3.4 Termination by Company For Cause. The Company, by notice to Executive, may terminate Executive's employment under this Agreement for "Cause". As used herein, "Cause" shall mean: (i) the refusal or failure by Executive to carry out specific directions of the Board which are of a material nature and consistent with his status as Chief Operating Officer, or the refusal or failure by Executive to perform a material part of Executive's duties hereunder; (ii) the commission by Executive of a material breach of any of the provisions of this Agreement; (iii) fraud or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (iv) the conviction of Executive of any crime involving an act of moral turpitude, or the imposition against Executive of a permanent bar from association with a securities firm by any Federal, state or regulatory agency or self-regulatory body after the exhaustion of all judicial and administrative appeals therefrom. Notwithstanding the foregoing, no "Cause" for termination shall be deemed to exist with respect to Executive's acts described in clauses (i) or (ii) above, unless the Company shall have given written notice to Executive specifying the "Cause" with reasonable particularity and, within thirty calendar days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such "Cause;" provided, however, that a repeated breach after notice and cure of any provision of clauses (i) or (ii) above involving the same or substantially similar actions or conduct, shall be grounds for termination for "Cause" without any additional notice from the Company.

                  3.5 Termination and Resignation as Director. If Executive's employment hereunder is terminated for any reason, then Executive shall, at the Company's request, resign as a director of the Company and all of its subsidiaries, effective upon the occurrence of such termination.

                  3.6 Termination by Executive For "Good Reason". The Executive, by notice to the Company, may terminate Executive's employment under this Agreement if a "Good Reason" exists. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's prior express written consent: (i) a substantial and material




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adverse change in the nature of Executive's  title,  duties or  responsibilities with the Company that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (ii) Executive is not nominated to serve as a director by the Company or is removed from service as a director of the Company; (iii) a substantial and material breach of this Agreement by the Company; (iv) a failure by the Company to make any payment to Executive when due, unless the payment is not material and is being contested by the Company, in good faith; (v)(a) any person or entity other than the Company and/or any officers or directors of the Company as of the date of this Agreement acquires securities of the Company (in one or more transactions) having 25% or more of the total voting power of all the Company's securities then outstanding and (b) the Board of Directors of the Company does not authorize or otherwise approve such acquisition; or (vi) a liquidation, bankruptcy or receivership of the Company. Notwithstanding the foregoing, no Good Reason shall be deemed to exist with respect to the Company's acts described in clauses (i), (ii), (iii) or (iv) above, unless Executive shall have given written notice to the Company specifying the Good Reason with reasonable particularity and, within thirty calendar days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided, however, that a repeated breach after notice and cure of any provision of clauses (i), (ii), (iii) or (iv) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from Executive.

                  3.7 Compensation Upon Termination With Good Reason or Without Cause. In the event that Executive terminates employment under this Agreement for Good Reason, pursuant to the provisions of Section 3.6, or the Company terminates employment under this Agreement without "Cause," as defined in
Section 3.4, the Company shall continue to pay to Executive (or in the case of his death, the legal representative of Executive's estate or such other person or persons as Executive shall have designated by written notice to the Company), all payments, compensation and benefits required under Section 2 hereof through the one-year anniversary of the Commencement Date; provided, however, that Executive's insurance coverage shall terminate upon the Executive becoming covered under a similar program by reason of employment elsewhere.

                  3.8 Employment as Registered Representative. If, at any time, prior to the five-year anniversary of the Commencement Date, Executive's employment as an executive officer of the Company is terminated (other than as a result of termination under Sections 3.2, 3.3 or 3.4), then, notwithstanding such termination, at Executive's request, the Company will cause an RPI Broker




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Dealer to employ  Executive as a  registered  representative  and pay  Executive
commissions  in  accordance   with  its   commission   "grid"  then  in  effect.
Additionally, during such period of time as Executive is employed as a registered representative, the Company will make available to him the use of a
sales   assistant   and  such   amenities   as  is  customary   for   registered
representatives with a similar level of commission business.

         4.    Indemnification.

               (i) The Company agrees to indemnify Executive and hold Executive harmless against all costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities (other than settlements to which the Company does not consent, which consent shall not be unreasonably withheld) (collectively, "Losses") reasonably incurred by Executive in connection with any claim, action, proceeding or investigation brought against or involving Executive with respect to, arising out of or in any way relating to Executive's employment with, or service as a director of, the Company or any subsidiary of the Company; provided, however, that the Company shall not be required to indemnify Executive for Losses incurred as a result of Executive's intentional misconduct or gross negligence (other than matters where Executive acted in good faith and in a manner he reasonably believed to be in and not opposed to the Company's best interests). Executive shall promptly notify the Company of any claim, action, proceeding or investigation under this Section and the Company shall be entitled to participate in the defense of any such claim, action, proceeding or investigation and, if it so chooses, to assume the defense with counsel selected by the Company; provided that Executive shall have the right to employ counsel to represent him (at the Company's expense) if Company counsel would have a "conflict of interest" in representing both the Company and Executive. The Company shall not settle or compromise any claim, action, proceeding or investigation without Executive's consent, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required if the settlement entails only the payment of money and the Company fully indemnifies Executive in connection therewith. The Company further agrees to advance any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by the Executive in connection with any such claim, action, proceeding or investigation, provided Executive first enters into an appropriate agreement for repayment of such advances if indemnification is found not to have been available. The provisions of this Section 4 shall survive the termination of this Agreement for any reason, except in the event Executive's employment is terminated under Section 3.4(iii) or (iv) hereof, in which event, this Section 4 shall be null and void and of no further force or effect.




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               (ii) As a material  inducement  to Executive  entering  into this
Agreement, the Company agrees that during the term of Executive's employment hereunder, it shall maintain directors and officers liability insurance coverage at a level at least as favorable to the Executive as such insurance which the Company currently maintains.

         5.    Protection of Confidential Information; Non-Competition.

               5.1      Acknowledgments.  Executive acknowledges that:

               (i) As a result of his current and prior involvement with the Company, Executive has obtained and will obtain secret and confidential information concerning the business of the Company and its subsidiaries and affiliates (referred to collectively in this Section 5 as the "Company"), including, without limitation, financial information, proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information");

               (ii) The Company will suffer substantial damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should enter a business competitive with the Company or divulge Confidential Information; and

               (iii) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

                  5.2 Nondisclosure. Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with the Company, except (i) in the course of performing his duties hereunder, (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's




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expense,  Executive  shall:  (a) take all reasonably  necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

                  5.3 Return of Confidential Materials. Upon termination of his employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship with the Company.

                  5.4      Non-Competition.

                    (i) During the period  commencing on the  Commencement  Date and ending on the date Executive's employment hereunder is terminated (and, if Executive's employment is terminated by the Company for "Cause" or by Executive without "Good Reason," until the one-year anniversary of the Commencement Date), Executive, without the prior written permission of the Company, shall not, anywhere in the world, (i) be employed by, or render any services to, any person, firm or corporation engaged in any business which is competitive with the business being conducted by the Company or any of its subsidiaries at the time Executive's employment is terminated ("Competitive Business"); (ii) engage in any Competitive Business for his or its own account; (iii) be associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; or (iv) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from investing his personal assets in any manner he chooses, provided, however, that Executive may not, during the period referred to in this Section 5.4, own more than 4.9% of the equity securities of any Competitive Business.

                    (ii) During the period commencing on the Commencement Date and ending on the one-year anniversary of the date Executive's employment hereunder is terminated, Executive, without the prior written permission of the




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Company, shall not, directly or indirectly, employ or retain, or have, assist or cause any other person or entity to employ or retain, any person who was employed or retained by the Company during the 60-day period prior to the date Executive's employment is terminated.

                  5.5 Remedies. If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.2 or 5.4, the Company shall have the right and remedy:

                    (i) to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                    (ii) to require Executive to account for and pay over to the Company all monetary damages suffered by the Company as the result of any transactions constituting a breach of any of the provisions of Sections 5.2 or 5.4, and Executive hereby agrees to account for and pay over such damages to the Company.

                  Each of the rights and remedies enumerated in this Section 5.5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

                  In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

                  5.6 Unenforceability. If any provision of Sections 5.2 or 5.4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

                  5.7 Survival. The provisions of this Section 5 shall survive the termination of this Agreement for any reason, except in the event




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Executive's employment is terminated by the Company without "Cause" in breach of this Agreement, or by Executive with "Good Reason," in either of which events, this Section 5 shall be null and void and of no further force or effect.

         6.       Miscellaneous Provisions.

                  6.1 Notices. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when (i) delivered personally to the party to receive the same, or (ii) when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 6.1. All notices shall be deemed to have been given as of the date of personal delivery or mailing thereof.

                  If to Executive:

                           David Thalheim
                           6 Trusdale Drive
                           Old Westbury, New York  11568

                  If to the Company:

                           Research Partners International, Inc.
                           One State Street Plaza
                           New York, New York  10004
                           Attn:  Chief Operating Officer


                  6.2 Entire Agreement. This Agreement sets forth the entire agreement of the parties relating to the employment of Executive from and after the Effective Time and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement, may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

                  6.3  Governing   Law.  All  questions   with  respect  to  the
construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.




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                  6.4 Successors;  Assignability.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

                  6.5 Severability. Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

                  6.6 Arbitration. Any claim or controversy arising out of or related to this Agreement or its interpretation will be settled by arbitration before the National Association of Securities Dealers, Inc. Judgment based upon the decision of the arbitrators may be entered in any court having jurisdiction. The governing law of this Agreement shall be the substantive and procedural law of the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                        /s/ David Thalheim
                                        ____________________________________
                                        DAVID THALHEIM


                                        RESEARCH PARTNERS INTERNATIONAL, INC.

                                             /s/ Peter R. Kent
                                        By:___________________________________
                                             Name:  Peter R. Kent
                                             Title: Chief Operating Officer




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